Exhibit 3.1

THE COMPANIES LAW

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF GRIDSUM HOLDING INC.

(Adopted by Special Resolution on June 30, 2015)

1.                                      The name of the Company is Gridsum Holding Inc.

2.                                      The Registered Office of the Company shall be at the offices of Maricorp Services Ltd., P.O. Box 2075, George Town, Grand Cayman KY1-1105, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.                                      The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.                                      The share capital of the Company is US$50,000.00 divided into 37,969,834 Ordinary Shares of US$0.001 par value each, of which (a) 4,543,461 are designated as Class A Ordinary Shares; and (b) 33,426,373 are designated as Class B Ordinary Share; 3,125,000 Series A Preferred Shares of US$0.001 par value each, 1,302,084 Series A-1 Preferred Shares of US$0.001 par value each, and 2,962,239 Series B Preferred Shares of US$0.001 par value each, 4,640,843 Series C Preferred Shares of US$0.001 par value each, each with power for the Company insofar as is permitted by applicable law and the Articles of Association, to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6.                                      If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law and, subject to the provisions of the Companies Law and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

[The remainder of this page has been left intentionally blank.]

THE COMPANIES LAW

OF THECAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION
OF

GRIDSUM HOLDING INC.

(Adopted by Special Resolution on June 30, 2015)

1.                                      In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate” means, except with respect to individuals, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and with respect to an individual, anyone who is a Relative. In the case of GS, the term “Affiliate” includes (a) any direct or indirect shareholder of GS, (b) any of such shareholder’s general partners or limited partners, (c) the fund manager managing such shareholder (and general partners, limited partners and officers thereof), (d) trusts Controlled by or for the benefit of any such individuals referred to in (a), (b) or (c), and (e) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by The Goldman Sachs Group, Inc. or any of its Affiliates.

“Articles” means these Articles as originally adopted or as from time to time altered by Special Resolution.

“Audit Committee” has the meaning specified in Article 68A.

“Auditors” means the Persons for the time being performing the duties of auditors of the Company.

“Beijing Gridsum” means Beijing Gridsum Technology Co., Ltd. (北京国双科技有限公司), a limited liability company organized and existing under the Laws of the People’s Republic of China.

“Beijing Moment” means Beijing Moment Everlasting Ad Co., Ltd. (北京千里日成广告有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China.

“Beijing Yunyang” means Beijing Yunyang Ad Co., Ltd. (北京云洋广告有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China.

“Board” means the board of directors of the Company.

“Business Day” means a day other than Saturday, Sunday, or public holiday in PRC, Hong Kong and the United States of America on which commercial banks are open for business in each such jurisdiction.

“Class A Ordinary Shares” has the meaning specified in Article 6.A(i).

“Class B Ordinary Shares” has the meaning specified in Article 6.A(i).

“Class Conversion Price” has meaning specified in Article 6.A(ii)(4).

“Company” means GRIDSUM HOLDING INC., an exempted company organized and existing under the laws of the Cayman Islands.

“Compensation Committee” has the meaning specified in Article 68A.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Control Documents” means the following Contracts dated December 22, 2014 collectively: (a) the Equity Pledge Agreement by and among the WFOE, Gridsum Holdco and Mr. Qi Guosheng, (b) the Equity Pledge Agreement by and among the WFOE, Gridsum Holdco and Mr. Yu Guofa, (c) the Equity Pledge Agreement by and among the WFOE, Gridsum Holdco and Gridsum ( Beijing) Management Consultation Co., Ltd. (国双（北京）管理咨询有限公司) (together with (a) and (b), the “Equity Pledge Agreements”), (d) the Exclusive Option Agreement by and among the WFOE, the Gridsum Holdco and Mr. Qi Guosheng, (e) the Exclusive Option Agreement by and among the WFOE, the Gridsum Holdco and Mr. Yu Guofa, (f) the Exclusive Option Agreement by and among the WFOE, the Gridsum Holdco and Gridsum (Beijing) Management Consultation Co., Ltd. (国双（北京）管理咨询有限公司), (g) the Shareholders’ Voting Rights Proxy Agreement by and among the WFOE, Gridsum Holdco and Mr. Qi Guosheng, (h) the Shareholders’ Voting Rights Proxy Agreement by and among the WFOE, Gridsum Holdco and Mr. Yu Guofa, (i) the Shareholders’ Voting Rights Proxy Agreement by and among the WFOE, Gridsum Holdco and Gridsum (Beijing) Management Consultation Co., Ltd. (国双（北京）管理咨询有限公司), and (j)

the Exclusive Business Cooperation Agreement by and between Gridsum Holdco and WFOE.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Deemed Liquidation Event” means, unless waived by the Preferred Shareholder Majority, (i) a merger, consolidation or other business combination of the Company or any other Group Company with or into any other business entity in which the shareholders of the Company or such other Group Company immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or any transaction or series of related transactions to which the Company or any other Group Company is a party in which a majority of the Company’s or such other Group Company’s voting power is transferred, (ii) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company or any other Group Company in a single transaction or a series of related transactions, or (iii) the exclusive licensing of all or substantially all of the Company’s or any other Group Company’s intellectual property to a third party.

“Director” means a member of the Board.

“Domestic Shareholders” means the Management Shareholders and Gridsum (Beijing) Management Consultation Co., Ltd. (国双（北京）管理咨询有限公司) collectively.

“Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, and, with respect to the Company, shall include any Ordinary Shares and Ordinary Share Equivalents of the Company.

“ESOP” means the equity incentive plan of the Company duly adopted by the Company pursuant to which 2,500,000 Class B Ordinary Shares (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events) in the aggregate may be issued to employees and consultants of the Group.

“Guoxinjunhe” means Guoxinjunhe (Beijing) Technology Co., Ltd. (国信君和（北京）有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China.

“Gridsum Holdco” means Gridsum Holding (Beijing) Co., Ltd. (国双控股（北京）有限公司), a limited liability company organized and existing under the laws of the People’s Republic of China.

“Group Company” means each of the Company, the HK Holdco, the WFOE, Gridsum Holdco, Beijing Gridsum, Beijing Moment, Guoxinjunhe, and Beijing Yunyang, together with each Subsidiary of any of the foregoing, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power, and “Group” refers to all of Group Companies collectively.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“GS” means (a) Broad Street Investments Holding (Singapore) Pte. Ltd., a limited liability company incorporated under the laws of the Republic of Singapore, whose registered address is at 1 Raffles Link, #07-01, Singapore 39393, (b) any Affiliate of (a) that holds Share(s) in the Company at any time, and (c) any of their Permitted Transferees.

“HK Holdco” means Gridsum Holding (China) Limited (國雙控股（中國）有限公司), a company organized and existing under the laws of Hong Kong.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any Governmental Order.

“Management Holdcos Majority” has the meaning ascribed to it in the Shareholders’ Agreement.

“Management Shareholders” means Mr. Qi Guosheng (祁国晟) and Mr. Yu Guofa (于国法).

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the fourth amended and restated memorandum of association of the Company adopted by the Company pursuant to the Statute, as from time to time altered by Special Resolution.

“New Ordinary Securities” means (i) in the case of New Securities that are Ordinary Shares, such New Securities and (ii) in the case of New Securities that are Ordinary Share Equivalents, the Ordinary Shares that are deemed issued pursuant to Article 6.A(ii)(4)(e)(v)(E)).

“New Securities” means, subject to the terms of Article 6.A(ii)(4)(e)(v) hereof, any Equity Securities of the Company, except for (i) any Ordinary Shares, or any option or warrant to acquire any Ordinary Shares, issued to employees, officers, consultants or directors of the Company pursuant to the ESOP; (ii) Equity Securities of the Company issued upon conversion of the Preferred Shares; (iii) Equity Securities of the Company issued in connection with a bona fide acquisition of another business approved by the Preferred Shareholder Majority; (iv) Equity Securities of the Company issued in a Qualified IPO; or (v) Equity Securities of the Company issued in connection with any share split, share dividend, combination, or similar transaction of the Company.

“Non- Issuing Parties” or “Non-Issuing Party” has the meaning specified in Article 9(v).

“Ordinary Directors” has the meaning specified in Article 73.

“Ordinary Resolution” means subject to Article 6.A, a resolution passed at a general meeting of the Company by a simple majority of the votes cast or a unanimous written resolutions of those Members entitled to vote.

“Ordinary Shares” has the meaning specified in Article 6.A(i).

“Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Original Issue Price” means the Original Series A Issue Price with respect to the Series A Preferred Shares, the Original Series A-1 Issue Price with respect to the Series A-1 Preferred Shares, the Original Series B Issue Price with respect to the Series B Preferred Shares, or Original Series C Issue Price with respect to the Series C Preferred Shares, as the case may be.

“Original Series A Issue Date” means September 6, 2010.

“Original Series A Issue Price” means US$1.68, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to Series A Preferred Shares.

“Original Series A-1 Issue Date” means July 8, 2011.

“Original Series A-1 Issue Price” means US$2.88, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to Series A-1 Preferred Shares.

“Original Series B Issue Date” means October 1, 2013.

“Original Series B Issue Price” means US$ 5.91, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to Series B Preferred Shares.

“Original Series C Issue Date” means the date on which the first Series C Preferred Share was issued.

“Original Series C Issue Price” means US$ 9.05, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to Series C Preferred Shares.

“Paid-up” means paid-up and/or credited as paid-up.

“Permitted Transferee” means, with respect to any Preferred Shareholder, an entity Controls, Controlled by, or under common Control with any Preferred Shareholder; provided, that such Preferred Shareholder that is a corporation may freely transfer any of its Equity Securities to any shareholder of such Preferred Shareholder; and any Preferred Shareholder which is a limited or general partnership may freely transfer any of its Equity Securities to its partners and to affiliated partnerships managed by the same management company or managing (general) partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing (general) partner.  In the case of the Preferred Shareholders, a Permitted Transferee includes any of their respective Affiliates.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shareholders” means the holders of Preferred Shares.

“Preferred Shareholder Directors” means, collectively, the Series A Director, the Series B Director and the Series C Director (each a “Preferred Shareholder Director”), who currently serve on the Board, excluding, for the avoidance of doubt, any such Person who has vacated his/her office in accordance with Article 72 or 73.

“Preferred Shareholder Majority” means one or more Preferred Shareholders who hold more than a majority in voting power of the then outstanding Preferred Shares (on an as-converted basis).

“Preferred Series A-1 Majority” means one or more Preferred Shareholders who hold more than a majority in voting power of the then outstanding Series A-1 Preferred Shares.

“Preferred Series B Majority” means one or more Preferred Shareholders who hold more than a majority in voting power of the then outstanding Series B Preferred Shares.

“Preferred Series C Majority” means one or more Preferred Shareholders who hold a majority in voting power of the then outstanding Series C Preferred Shares.

“Preferred Shares” has the meaning specified in Article 6.A(i).

“Qualified IPO” means the closing of the first firm commitment fully underwritten public offering of Ordinary Shares of the Company with gross proceeds to the Company of at least US$100 million and reflecting a pre-money market valuation of the Company (based on the price per share offered to the public in the offering) of at least US$360 million, and the listing of such Ordinary Shares on the New York Stock Exchange, the Nasdaq Global Market System, the Main Board of the Hong Kong Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or any other reputable international exchange or quotation system that is approved in writing by the Preferred Shareholder Majority.

“Redemption Date” has the meaning specified in Article 9(vi).

“Redemption Notice” has the meaning specified in Article 9(v).

“Redemption Notification” has the meaning specified in Article 9(vi).

“Redemption Price” has the meaning specified in Article 9(v).

“Redemption Trigger Date” has the meaning specified in Article 9(ii).

“Registered Office” means the registered office for the time being of the Company.

“Related Party” means an officer, director or Affiliate of any Group Company or any “affiliate” or “associate” (as those terms are defined in Rule 405 promulgated under the Securities Act) of any of them or any Relative of any of them.

“Relative” means a husband, wife, father, mother, son, daughter, brother, sister, grandparent, grandchild, or spouse of any of these, or a person living in the same household with an individual.

“Required Consenters” has the meaning specified in Article 27.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act” means the United States Securities Exchange Act of 1934, as amended.

“Series A Conversion Price” has meaning specified in Article 6.A(ii)(4).

“Series A Director” has the meaning specified in Article 73.

“Series A Preference Amount” has the meaning specified in Article 6.A(ii)(2)(c).

“Series A Preferred Shares” has the meaning specified in Article 6.A(i).

“Series A Redemption Notice” has the meaning specified in Article 9(ii).

“Series A Redemption Price” has the meaning specified in Article 9(ii).

“Series A Redemption Trigger Date” has the meaning specified in Article 9(ii).

“Series A-1 Conversion Price” has meaning specified in Article 6.A(ii)(4).

“Series A-1 Preference Amount” has the meaning specified in Article 6.A(ii)(2)(c).

“Series A-1 Preferred Shares” has the meaning specified in Article 6.A(i).

“Series A-1 Redemption Notice” has the meaning specified in Article 9(iii).

“Series A-1 Redemption Price” has the meaning specified in Article 9(iii).

“Series A-1 Redemption Trigger Date” has the meaning specified in Article 9(iii).

“Series B Conversion Price” has meaning specified in Article 6.A(ii)(4).

“Series B Director” has meaning specified in Article 73.

“Series B Preference Amount” has the meaning specified in Article 6.A(ii)(2)(b).

“Series B Preferred Shares” has the meaning specified in Article 6.A(i).

“Series B Redemption Notice” has the meaning specified in Article 9(iv).

“Series B Redemption Price” has the meaning specified in Article 9(iv).

“Series B Redemption Trigger Date” has the meaning specified in Article 9(iv).

“Series C Conversion Price” has meaning specified in Article 6.A(ii)(4).

“Series C Director” has meaning specified in Article 73.

“Series C Preference Amount” has the meaning specified in Article 6.A(ii)(2)(a).

“Series C Preferred Shares” has the meaning specified in Article 6.A(i).

“Series C Redemption Notice” has the meaning specified in Article 9(v).

“Series C Redemption Price” has the meaning specified in Article 9(v).

“Series C Redemption Trigger Date” has the meaning specified in Article 9(v).

“Shareholders’ Agreement” means that certain Second Amended and Restated Shareholders’ Agreement by and among the Group Companies, certain shareholders of the Company, and certain other parties, as amended from time to time.

“Shares” has the meaning specified in Article 6.A and may also be referenced as “share” and includes any fraction of a share.

“Special Resolution” has the same meaning as in the Statute and includes a unanimous resolution approved in writing as described therein.

“Statute” means the Companies Law (2013 Revision) of the Cayman Islands and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital. For the avoidance of the doubt, a “variable interest entity” Controlled by another entity shall be deemed a Subsidiary of that other entity, and shall include, without limitation, for the Company, Gridsum Holdco, Beijing Gridsum, Beijing Moment, Guoxinjunhe and Beijing Yunyang.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Government Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Government Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above.

“Transaction Documents” has the meaning set forth in the Shareholders’ Agreement.

“Transfer” has the meaning set forth in the Shareholders’ Agreement.

“U.S. dollars” or “US$” means United States dollars, the lawful currency for the time being of the United States of America.

“Waiting Period” has the meaning specified in Article 9(vi).

“WFOE” means Dissector (Beijing) Technology Co. Ltd. (迪塞克特（北京）科技有限公司), a company organized and existing under the Laws of the People’s Republic of China.

“written” and “in writing” include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day”.

2.                                      The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.                                      The original Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.                                      The Company shall maintain a register of its Members.  A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors.  Such certificates may be under Seal.  Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process.  The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company.  All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

5.                                      Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.                                      Subject to the provisions, if any, in that behalf in the Memorandum and in these Articles (including but not limited to Article 6.A and any agreements including without limitation the Transaction Documents binding on the Company) and to any direction that may be given by the Company in a general meeting and without prejudice to any special rights previously conferred on the holders of existing shares including Section 5 of the Shareholders’ Agreement (which is incorporated by reference herein), the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.  The Company shall not issue shares in bearer form.

6.                                      A(i)         CLASSES, NUMBER AND PAR VALUE OF THE SHARES

At the date of the adoption of these Articles the authorized share capital of the Company is US$ 50,000.00 divided into 37,969,834 Ordinary Shares of US$0.001 par value each, of which (a) 4,543,461 are designated as Class A Ordinary Shares of US$0.001 par value each (the “Class A Ordinary Shares”); and (b) 33,426,373 are designated as Class B Ordinary Share of US$0.001 par value each (the “Class B Ordinary Shares”, together with Class A Ordinary Shares, the “Ordinary Shares”); 3,125,000 Series A Preferred Shares of US$0.001 par value each (the “Series A Preferred Shares”), 1,302,084 Series A-1 Preferred Shares of US$0.001 par value each (the “Series A-1 Preferred Shares”), 2,962,239 Series B Preferred Shares of US$0.001 par value each (the “Series B Preferred Shares”), 4,640,843 Series C Preferred Shares of US$0.001 par value each (the “Series C Preferred Shares”, together with the Series A Preferred Shares, the Series A-1 Preferred Shares and the Series B Preferred Shares, the “Preferred Shares”).  The Ordinary Shares and the Preferred Shares are collectively referred to herein as the “Shares”.

(ii)                                  DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

(1)                                 Dividends.

(a)                                 Each holder of Preferred Shares shall be entitled to receive, for each Series A Preferred Share held by such holder, dividends at the rate of ten percent (10%) of the Original Series A Issue Price per annum, for each Series A-1 Preferred Share held by such holder, dividends at the rate of ten percent (10%) of the Original Series A-1 Issue Price per annum, for each Series B Preferred Share held by such holder, dividends at the rate of ten percent (10%) of the Original Series B Issue Price per annum, and for each Series C Preferred Share held by such holder, dividends at the rate of ten percent (10%) of the Original Series C Issue Price per annum, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other (and, in the case of Series C Preferred Shares, when and if such dividends are declared by the Board), prior and in preference to any dividend on the Ordinary Shares (except for a dividend payable solely in Ordinary Shares).With respect to each Series C Preferred Share, the dividends thereon shall be non-cumulative and non-compounding; with respect to each of Series A Preferred Share, Series A-1 Preferred Share and Series B Preferred Share, the dividends thereon shall be accruing and cumulative and non-compounding.  Any accrued (or, in the case of Series C Preferred Shares, declared) but unpaid dividend prior to the applicable Redemption Trigger Date, any liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event (as applicable), shall be paid upon the earliest to occur of any of the foregoing events.

Dividends, other than the dividends mentioned in Article 6.A(ii)(1)(a),  shall be payable solely in Ordinary Shares.

(b)                                 Subject to the provisions of the Statute and these Articles (including but not limited to the other requirements of this Article 6.A), no dividends (other than dividends payable solely in Ordinary Shares) shall be declared or paid on the Ordinary Shares unless and until (i) all accrued (or, in the case of Series C Preferred Shares, declared) but unpaid dividends on the Preferred Shares set forth in clause (a) above have been paid in full, and (ii) a dividend in like amount is paid at the same time on each outstanding Preferred Share such that the dividend declared or paid to the holder thereof shall be equal to the dividend that such holder would have received pursuant to this clause (b) if such Preferred Share had been converted into Ordinary Shares immediately prior to the record date for such dividend, or if no such record date is established, the date such dividend is made, and if such share then participated in and the holder thereof received such dividend.

(c)                                  All dividend payments made to the holders of Preferred Shares shall be paid in U.S. dollars.

(2)                                 Liquidation Preferences. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any Deemed Liquidation Event, any distribution or payment shall be made in the following manner:

(a)                                 first, before any distribution or payment shall be made to other Equity Securities holders, each holder of the Series C Preferred Shares shall be entitled to receive an amount per Series C Preferred Share then held by such holder (the “Series C Preference Amount”) equal to one hundred percent (100%) of the Original Series C Issue Price, plus all dividends declared but unpaid with respect thereto.  If the assets and funds of the Company shall be insufficient to permit the payment of the full amount of the Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares;

(b)                                 second, following payment in full of the Series C Preference Amount, but before any distribution or payment shall be made to other Equity Securities holders, each holder of Series B Preferred Shares shall be entitled to receive an amount per Series B Preferred Share then held by such holder (the “Series B Preference Amount”) equal to one hundred and twenty-five percent (125%) of the Original Series B Issue Price, plus all dividends accrued but unpaid with respect thereto.  Following payment in full of the Series C Preference Amount, if the assets and funds of the Company shall be insufficient to permit the payment of the full amount of the Series B Preference Amount, then the entire remaining assets and funds of the Company legally available for distribution to that particular class shall be distributed ratably among the holders of the Series B Preferred Shares;

(c)                                  third, following payment in full of the Series C Preference Amount and the Series B Preference Amount, but before any distribution or payment shall be made to other Equity Securities holders, (i) each holder of Series A Preferred Shares shall be entitled to receive an amount per Series A Preferred Share then held by such holder (the “Series A Preference Amount”) equal to one hundred and fifty percent (150%) of the Original Series A Issue Price, plus all dividends accrued but unpaid with respect thereto; (ii) each holder of Series A-1 Preferred Shares shall be entitled to receive an amount per Series A-1 Preferred Share then held by such holder (the “Series A-1 Preference Amount”) equal to one hundred and fifty percent (150%) of the Original Series A-1 Issue Price, plus all dividends accrued but unpaid with respect thereto. Following payment in full of the Series C Preference Amount and the Series B Preference Amount, if the assets and funds of the Company shall be insufficient to permit the payment of the full amount of the Series A Preference Amount and Series A-1 Preference Amount, then the entire remaining assets and funds of the Company legally available for distribution to the Series A Preferred Shares and Series A-1 Preferred Shares shall be distributed ratably among the holders of the Series A Preferred Shares and Series A-1 Preferred Shares.

(d)                                 lastly, following payment in full of the Series C Preference Amount, the Series B Preference Amount, the Series A-1 Preference Amount and the Series A Preference Amount,  the remaining assets of the Company available for distribution to Members shall be distributed ratably among the holders of the outstanding Preferred Shares (as if such Preferred Shares had been converted to Ordinary Shares immediately prior to such liquidation, dissolution or winding up of the Company or Deemed Liquidation Event pursuant to clause (4) below) and the outstanding Ordinary Shares.

(3)                                 Voting Rights.

Subject to the provisions of these Articles, at all general meetings of the Company: (i) the holder of each Class A Ordinary Share issued and outstanding shall have two (2) votes in respect of each Class A Ordinary Share held, (ii) the holder of each Class B Ordinary Share issued and outstanding shall have one (1) vote in respect of each Class B Ordinary Share held, and (iii) the holder of each Preferred Share shall be entitled to such number of votes, in respect of such Preferred Share, as equals the number of Class B Ordinary Shares into which such Preferred Share is convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Subject to provisions to the contrary elsewhere in these Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Members, provided that holders of Series A Preferred Shares, holders of Series B Preferred Shares and holders of Series C Preferred Shares shall vote as a separate class respectively with respect to the election of Series A Director, Series B Director and Series C Director.

(4)                                 Conversion.

Each Class A Ordinary Share is convertible into one (1) Class B Ordinary Share at any time by the holder thereof. The right to convert shall be exercisable by the holder of the Class A Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class A Ordinary Shares into Class B Ordinary Share.

Any conversion of Class A Ordinary Shares into Class B Ordinary Shares pursuant to these Articles shall be effected by means of redeeming or repurchasing the Class A Ordinary Shares and applying the proceeds thereof towards payment for the issuance of Class B Ordinary Shares on a one for one basis. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the re-

designation of the relevant Class A Ordinary Shares as Class B Ordinary Shares.

In no event shall Class B Ordinary Shares and Preferred Shares be convertible into Class A Ordinary Shares.

Save and except for voting rights and conversion rights as set out above, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares (for the purpose of this Article 6.A(ii)(4), “Ordinary Shares” which may be converted from Preferred Shares means Class B Ordinary Shares).  Subject to the provisions of this Article 6.A(ii)(4), the number of Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the applicable Original Issue Price divided by the then-effective applicable Class Conversion Price.  For the avoidance of doubt, subject to the provisions of this Article 6.A(ii)(4), the “Series A Conversion Price” initially shall be the Original Series A Issue Price and shall be subject to adjustment from time to time as provided herein (regardless whether such Series A Preferred Shares have been actually issued), the “Series A-1 Conversion Price” initially shall be the Original Series A-1 Issue Price and shall be subject to adjustment from time to time as provided herein (regardless whether such Series A-1 Preferred Shares have been actually issued), the “Series B Conversion Price” initially shall be the Original Series B Issue Price and shall be subject to adjustment from time to time as provided herein (regardless whether such Series B Preferred Shares have been actually issued), and the “Series C Conversion Price” initially shall be the Original Series C Issue Price and shall be subject to adjustment from time to time as provided herein (regardless whether such Series C Preferred Shares have been actually issued). The “Class Conversion Price” shall mean the Series A Conversion Price with respect to the Series A Preferred Shares, the Series A-1 Conversion Price with respect to the Series A-1 Preferred Shares, the Series B Conversion Price with respect to the Series B Preferred Shares, or the Series C Conversion Price with respect to the Series C Preferred Shares, as the case may be.

(a)                                 Optional Conversion.

(i)                                     Subject to and in compliance with the provisions of this Article 6.A(ii)(4)(a) and subject to complying with the requirements of the Statute, Preferred Shares may, at the option of the holder thereof, be converted in whole or in part at any time into fully-paid and nonassessable Ordinary

Shares based on the then-effective applicable Class Conversion Price.

(ii)                                  The holder of Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares.  Such notice shall state the number of Preferred Shares being converted.  Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and update its register of members. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

(b)                                 Automatic Conversion.

(i)                                     Without any action being required by the Preferred Shareholders and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into an Ordinary Share upon the closing of a Qualified IPO, based on the then-effective applicable Class Conversion Price.

(ii)                                  The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the

Company from any loss incurred by it in connection with such certificate.  The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and update its register of members. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward).  Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

(c)                                  The Directors may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares.

(d)                                 For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(e)                                  Adjustments to Conversion Price.

(i)                                     Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, each Class Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, each Class Conversion Price in effect immediately prior to the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)                                  Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution solely to the holders of Ordinary Shares payable in Ordinary Shares, each Class Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Class Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)                               Adjustments for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)                              Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions.  If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Deemed Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)                                 Issuance of New Securities.

(A)                               Weighted Average Anti-dilution Adjustment on Series A Preferred Shares. If, after the Original Series A Issue Date, the Company shall issue New Ordinary Securities without consideration or for a consideration per Ordinary Share less than the Series A Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Series A Conversion Price shall be reduced concurrently with such issuance, to a price (calculated to the nearest cent) determined in accordance with the following formula:

CP2 =CP1 * (A+B) / (A+C).

For purpose of the foregoing formula, the following definitions shall apply:

i) “CP2” shall mean the Series A Conversion Price in effect immediately after such issuance of New Securities;

ii) “CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance of New Securities;

iii) “A” shall mean the number of outstanding Ordinary Shares (assuming conversion of all outstanding Preferred Shares) immediately prior to such issuance of New Securities;

iv) “B” shall mean the number of Ordinary Shares that would have been issued if such New Ordinary Securities had been issued at a price per share equal to CP1; and

v) “C” shall mean the number of such New Ordinary Securities issued in such transaction.

(B)                               Weighted Average Anti-dilution Adjustment on Series A-1 Preferred Shares after the Original Series A-1 Issue Date. If, after the Original Series A-1 Issue Date, the Company shall issue New Ordinary Securities without consideration or for a consideration per Ordinary Share less than the Series A-1 Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Series A-1 Conversion Price shall be reduced concurrently with such issuance, to a price (calculated to the nearest cent) determined in accordance with the following formula:

CP2 =CP1 * (A+B) / (A+C).

For purpose of the foregoing formula, the following definitions shall apply:

i) “CP2” shall mean the Series A-1 Conversion Price in effect immediately after such issuance of New Securities;

ii) “CP1” shall mean the Series A-1 Conversion Price in effect immediately prior to such issuance of New Securities;

iii) “A” shall mean the number of outstanding Ordinary Shares (assuming conversion of all outstanding Preferred Shares) immediately prior to such issuance of New Securities;

iv) “B” shall mean the number of Ordinary Shares that would have been issued if such New Ordinary Securities had been issued at a price per share equal to CP1; and

v) “C” shall mean the number of such New Ordinary Securities issued in such transaction.

(C)                               Weighted Average Anti-dilution Adjustment on Series B Preferred Shares after the Original Series B Issue Date. If, after the Original Series B Issue Date, the Company shall issue New Ordinary Securities without consideration or for a consideration per Ordinary Share less than the Series B Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Series B Conversion Price shall be reduced concurrently with such issuance, to a price (calculated to the nearest cent) determined in accordance with the following formula:

CP2 =CP1 * (A+B) / (A+C).

For purpose of the foregoing formula, the following definitions shall apply:

i) “CP2” shall mean the Series B Conversion Price in effect immediately after such issuance of New Securities;

ii) “CP1” shall mean the Series B Conversion Price in effect immediately prior to such issuance of New Securities;

iii) “A” shall mean the number of outstanding Ordinary Shares (assuming conversion of all outstanding Preferred Shares) immediately prior to such issuance of New Securities;

iv) “B” shall mean the number of Ordinary Shares that would have been issued if such New Ordinary Securities had been issued at a price per share equal to CP1; and

v) “C” shall mean the number of such New Ordinary Securities issued in such transaction.

(D)                               Weighted Average Anti-dilution Adjustment on Series C Preferred Shares after the Original Series C Issue Date. If, after the Original Series C Issue Date, the Company shall issue New Ordinary Securities without consideration or for a consideration per Ordinary Share less than the Series C Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Series C Conversion Price shall be reduced concurrently with such issuance, to a price (calculated to the nearest cent) determined in accordance with the following formula:

CP2 =CP1 * (A+B) / (A+C).

For purpose of the foregoing formula, the following definitions shall apply:

i) “CP2” shall mean the Series C Conversion Price in effect immediately after such issuance of New Securities;

ii) “CP1” shall mean the Series C Conversion Price in effect immediately prior to such issuance of New Securities;

iii) “A” shall mean the number of outstanding Ordinary Shares (assuming conversion of all outstanding Preferred Shares) immediately prior to such issuance of New Securities;

iv) “B” shall mean the number of Ordinary Shares that would have been issued if such New Ordinary Securities had been issued at a price per share equal to CP1; and

v) “C” shall mean the number of such New Ordinary Securities issued in such transaction.

(E)                                Determination of Consideration.  For the purpose of making any adjustment to any Class Conversion Price or the number of Ordinary Shares issuable upon conversion of Preferred Shares, as provided above:

i)              To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

ii)             To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board, which majority must include each of the Preferred Shareholder Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

iii)            If New Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for New Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the New Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board, which majority must include each of the Preferred Shareholder Directors) to be allocable to such New Securities or Ordinary Share Equivalents.

iv)           The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to clause (F) below relating to Ordinary Share Equivalents shall equal the quotient obtained by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Ordinary Share Equivalents (determined in the manner described in clauses (i) - (iii) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise, conversion or exchange of such Ordinary Share Equivalents for Ordinary Shares by (y) the maximum number of Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents.

(F)                                 Deemed Issuances; No Exercise.  If the Company at any time or from time to time shall issue any Ordinary Share Equivalents or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Ordinary Share Equivalents, then the maximum number of Ordinary Shares issuable upon the exercise, conversion and exchange of such Ordinary Share Equivalents shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date. No further adjustment shall be made upon such exercise, conversion and exchange to the extent already made pursuant hereto. If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the applicable Class Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents, shall be readjusted to the applicable Class Conversion Price which would have been in effect had such Ordinary Share Equivalents never been issued.

(vi)                              Other Dilutive Events.  In case any event shall occur as to which the other provisions of this Article 6.A(ii)(4) are not strictly applicable, but the failure to make any adjustment to any Class Conversion Price would not fairly protect the conversion rights of the applicable Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 6.A(ii)(4), necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

(vii)                           Certificate of Adjustment.  In the case of any adjustment or readjustment of any Class Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the applicable Preferred Shares at such holder’s address as shown in the Company’s books.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the applicable Class Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of the applicable Preferred Shares after such adjustment or readjustment.

(viii)                        Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment to any Class Conversion Price or the number or character of the applicable Preferred Shares as set forth herein, the Company shall give notice to the holders of the applicable Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Class Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the applicable Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(ix)                              Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the  Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares.  If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(x)                                 Notices.  Any notice required or permitted pursuant to this Article 6.A(ii)(4) shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company.  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

(xi)                              Payment of Taxes.  The Company will pay all Cayman Islands taxes, if any, (other than taxes based upon income) and other Cayman Islands governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preferred Share so converted were registered.

(5)                                 Preferred Share Protective Provisions.

(a)                                 Acts of the Company.  In addition to any other rights provided by law, for so long as any Preferred Share remains outstanding, any action by any Group Company (whether by amendment of these Articles, through any merger, amalgamation, combination or similar transaction or otherwise, whether directly or indirectly, and whether in a single transaction or a series of related transactions) that effects or approves any of the following transactions shall require an affirmative vote of the Preferred Shareholder Majority in writing, voting as a single class:

(i)                                     amend, alter, or repeal any provisions of the Charter Documents of any Group Company (including the Memorandum and Articles) or any Control Document;

(ii)                                  create, authorize or issue (including by reclassification or otherwise) any Equity Securities of any Group Company (other than pursuant to the ESOP);

(iii)                               alter, reorganize or otherwise recapitalize the Equity Securities of any Group Company, including, without limitation, any increase, reduction or cancellation of the Equity Securities of any Group Company or any consolidation, subdivision or conversion of, or any alteration of the rights in respect of, any Equity Securities of any Group Company;

(iv)                              effect any sale, liquidation, dissolution, winding up, or merger of any Group Company, or transfer of all or substantially all of its assets, or any other transaction in which Control of any Group Company is transferred;

(v)                                 repurchase or redeem any Equity Securities of any Group Company, except for redemption or repurchase of shares at cost upon termination of services of an employee, consultant, or independent contractor or pursuant to the Company’s exercise of its rights of first refusal;

(vi)                              change the size or composition of the board of directors of any Group Company;

(vii)                           declare or pay any dividend or other distribution on any Equity Securities of any Group Company;

(viii)                        issue debt or guarantee, together with any other then outstanding debt owed by the Group Companies,  in excess of US$1,000,000;

(ix)                              approve or amend any stock option plan or other employee incentive plan or increase the number of shares reserved for issuance to employees, directors or contractors;

(x)                                 change the principal business of any Group Company, enter a new line of business or exit the current line of business;

(xi)                              appoint any of the following the positions of any Group Company: Chairman, Chief Executive Officer, Chief Financial Officer, Chief Technology Officer, President, Managing Director, any other Vice President level or above position, Controller, or HR Director;

(xii)                           appoint or remove the Company’s auditor or make any material change in the accounting or financial policies of the Company;

(xiii)                        appoint or remove directors of Group Companies (other than the Company);

(xiv)                       approve the annual budget and business plans and any material deviations therefrom;

(xv)                          allocation of any Equity Securities of the Company to employees and consultants of the Group under the ESOP;

(xvi)                       enter into any transaction with any Related Party or Affiliate of any Group Company, or amend any existing agreement with such Person;

(xvii)                    sell, transfer, change, pledge or encumber the equity interests in any of the Group Company (other than the Company);

(xviii)               sell, transfer, license, pledge or encumber any technology or intellectual property of any of the Group Companies, other than licenses granted in the ordinary course of business;

(xix)                       acquire a business or enter into a joint venture with a transaction value in excess of US$1,000,000;

(xx)                          incur any items of expenditure outside the duly approved annual budget in excess of US$500,000 per month, individually or in the aggregate; or

(xxi)                       provide any increase in compensation of any employee of any Group Company with monthly salary of at least RMB40,000 by more than fifteen percent (15%) in a twelve (12) month period.

(b)                                 Where any act listed in paragraphs (i) to (xxi) above requires a Special Resolution in accordance with the Statute, and if the Members vote in favor of such act but the approval of the Preferred Shareholder Majority has not been obtained, then each holder of a Preferred Share who votes against the resolution at a meeting of the Members shall be deemed to have ten (10) times the number of votes of its actual Shares.

(6)                                 Series A Preferred Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Series A Preferred Share remains outstanding, each Covenantor shall cause each Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote in writing of the holders of a majority of the then outstanding Series A Preferred Shares, voting as a separate class :

(a)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise), the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares;

(b)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) any the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A-1 Preferred Shares, the Series B Preferred Shares, or the Series C Preferred Shares which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series A Preferred Shareholders.

(7)                                 Series A-1 Preferred Shares Protective Provisions. For so long as any Series A-1 Preferred Share remains outstanding, the Company shall not and shall cause each other Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise), without an affirmative vote in writing of the holders of a majority of the then outstanding Series A-1 Preferred Shares, voting as a separate class:

(a)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A-1 Preferred Shares; or

(b)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) any the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares, the Series B Preferred Shares, or the Series C Preferred Shares which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series A-1 Preferred Shareholders.

(8)                                 Series B Preferred Shares Protective Provisions. For so long as any Series B Preferred Share remains outstanding, the Company shall not and shall cause each other Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise), without an affirmative vote in writing of the Preferred Series B Majority, voting as a separate class:

(a)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series B Preferred Shares; or

(b)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) any the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares the Series A-1 Preferred Shares, or the Series C Preferred Shares which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series B Preferred Shareholders.

(9)                                 Series C Preferred Shares Protective Provisions. For so long as any Series C Preferred Share remains outstanding, the Company shall not and shall cause each other Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise), without an affirmative vote in writing of the Preferred Series C Majority, voting as a separate class:

(a)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise), the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series C Preferred Shares;

(b)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise) any the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Series A Preferred Shares, the Series A-1 Preferred Shares or the Series B Preferred Shares, which will or is reasonably expected to have an adverse impact on the rights and entitlements (economic or otherwise) of the Series C Preferred Shareholders.

(10)                          Class A Ordinary Shares Protective Provisions.  In addition to any other rights provided by law and the Memorandum and Articles, for so long as any Class A Ordinary Share remains outstanding, the Company shall not and shall cause each other Group Company not to take any of the following actions (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) without an affirmative vote in writing of the holders of a majority of the then outstanding Class A Ordinary Shares, voting as a separate class:

(a)                                 change, modify or amend (including by reclassification, by amendment to the Memorandum and Articles, or otherwise), the terms, conditions, rights, preferences, privileges, limitations, or restrictions of the Class A Ordinary Shares;

(b)                                 create, authorize or issue (including by reclassification or otherwise) any Class A Ordinary Share of any Group Company.

TRANSFER OF SHARES

7.                                      Subject to any agreements including without limitation the Transaction Documents binding on the Company and its Members (including Section 6 of the Shareholders’ Agreement which is incorporated by reference herein), shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (if any) and will not register transfers of shares that are not made in accordance with such agreements (if any). The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

8.                                      (i)            Subject to the provisions of the Statute and these Articles, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by special resolution determine.

(ii)                                  Subject to the provisions of the Statute and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefore in any manner authorized by the Statute, including out of capital.

9.                                      Notwithstanding any provisions to the contrary in Article 8, the Preferred Shares shall not be redeemable except:

(i)                                     Notwithstanding any other provisions to the contrary herein, none of any Shares shall be redeemable before such Shares have been paid up in full.

(ii)                                  Optional Redemption of Series A Preferred Shares. At any time prior to a Qualified IPO and after the seventh (7th) anniversary of the Original Series A Issue Date or such earlier date any other class or series of Equity Securities of the Company are required to be redeemed by the Company (the “Series A Redemption Trigger Date”), the Company shall, at the written request of the holders representing a majority in voting power of all outstanding Series A Preferred Shares (the “Series A Redemption Notice”), redeem all or part of the Series A Preferred Shares on the Redemption Date in accordance with Article 9(vi).  The redemption price (the “Series A Redemption Price”) for each Series A Preferred Share redeemed pursuant to this Article 9(ii) shall be the sum of (i) one hundred and twenty-five percent (125%) of the Original Series A Issue Price and (ii) any accrued but unpaid dividends on such Preferred Share.

(iii)                               Optional Redemption of Series A-1 Preferred Shares. At any time prior to a Qualified IPO and after the seventh (7th) anniversary of the Original Series A-1 Issue Date or such earlier date any other class or series of Equity Securities of the Company  are required to be redeemed by the Company (the “Series A-1 Redemption Trigger Date”), the Company shall, at the written request of the

Preferred Series A-1 Majority (the “Series A-1 Redemption Notice”), redeem all or part of the Series A-1 Preferred Share on the Redemption Date in accordance with Article 9(vi).  The redemption price (the “Series A-1 Redemption Price”) for each Series A-1 Preferred Share redeemed pursuant to this Article 9(iii) shall be the sum of (i) one hundred and twenty-five percent (125%) of the Original Series A-1 Issue Price and (ii) any accrued but unpaid dividends on such Preferred Share.

(iv)                              Optional Redemption of Series B Preferred Shares. At any time prior to a Qualified IPO and after the seventh (7th) anniversary of the Original Series B Issue Date or such earlier date any other class or series of Equity Securities of the Company are required to be redeemed by the Company (the “Series B Redemption Trigger Date”), the Company shall, at the written request of the any holder of Series B Preferred Shares (the “Series B Redemption Notice”), redeem all or part of the Series B Preferred Shares on the Redemption Date in accordance with Article 9(vi).  The redemption price (the “Series B Redemption Price”) for each Series B Preferred Share redeemed pursuant to this Article 9(iv) shall be the sum of (i) one hundred and twenty-five percent (125%) of the Original Series B Issue Price and (ii) any accrued but unpaid dividends on such Preferred Share.

(v)                                 Optional Redemption of Series C Preferred Shares. (a) At any time prior to a Qualified IPO and after the sixth (6th) anniversary of the Original Series C Issue Date, (b) such earlier date any other class or series of Equity Securities of the Company are required to be redeemed by the Company (in each case of (a) and (b), the “Series C Redemption Trigger Date”, together with the Series A Redemption Trigger Date, the Series A-1 Redemption Trigger Date and the Series B Redemption Trigger Date, each, a “Redemption Trigger Date”), any Series C Preferred Shareholder may (at its sole discretion) require the Company to redeem all or part of the Series C Preferred Shares held by such Series C Preferred Shareholder on the Redemption Date in accordance with Article 9(vi) by delivering to the Company a written request (the “Series C Redemption Notice” together with the Series A Redemption Notice, the Series A-1 Redemption Notice and the Series B Redemption Notice, each a “Redemption Notice”).  The redemption price (the “Series C Redemption Price” and with the Series A Redemption Price, the Series A-1 Redemption Price and the Series B Redemption Price, each, a “Redemption Price”) for each Series C Preferred Share redeemed pursuant to this Article 9(v) shall be the sum of (i) one hundred and ten percent (110%) of the Original Series C Issue Price and (ii) any declared but unpaid dividends on such Preferred Share.

(vi)                              Procedures.  Following receipt of any Redemption Notice, the Company shall on the same date of receipt of such Redemption Notice send a notice of such Redemption Notice (the “Redemption Notification”) to each holder of record of a Preferred Share (collectively, the “Non-Issuing Parties” and each a “Non-Issuing Party”), at the address last shown on the records of the Company for such holder(s).  The Redemption Notification shall indicate that the holders of a series or class of Preferred Shares have elected redemption of all or a part of the

Preferred Shares of such series or class held thereby pursuant to the provisions of Article 9(ii), Article 9(iii), Article 9(iv) or Article 9(v) and shall specify the applicable Redemption Price, the number of Preferred Shares of such series or class to be redeemed and each Non-Issuing Party may elect by notice to the Company pursuant to these Articles to exercise its right to require the Company to redeem all or part of its Preferred Shares within seven days following receipt of the Redemption Notification from the Company (the “Waiting Period”). Any Redemption Notice received by the Company beyond the Waiting Period shall be deemed overdue and expired in respect of the current redemption.  The closing of Redemption will take place within twenty (20) days after the date of expiration of the Waiting Period at the offices of the Company (such date, the “Redemption Date”).  For the avoidance of doubt, the Redemption Date for all applicable Preferred Shares should take place on the same date.  On the Redemption Date, subject to applicable law, the Company will, from any source of assets or funds legally available therefore, redeem the Preferred Shares to be redeemed on the Redemption Date by paying such applicable Redemption Price against surrender by such holder at the Company’s principal office of the certificate representing such Preferred Shares.  On the Redemption Date, if the Company pays the applicable Redemption Price to a holder of a Preferred Share, all rights of the holder of such Preferred Share (except the right to receive the Redemption Price therefor) will cease with respect to such Preferred Share, and such Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

(vii)                           Insufficient Funds.  If the Company is legally in a position to redeem on the date that any redemption payment under this Article 9 is due but has insufficient assets or funds to pay in full all redemption payments to be paid on the Redemption Date, (i) all the assets or funds of the Company available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon, and, for the avoidance of doubt, there shall be no priority of payment among any series of Preferred Shares and each class or series of Preferred Shares shall be paid on such proportionate basis, and (ii) the Company shall execute and deliver to each holder a promissory note for the full amount of the redemption payment due but not paid to such holder pursuant to clause (i) above and, if a promissory note is issued, shall cancel the relevant Preferred Shares; provided, that such promissory note shall be due and payable no later than the one (1) year anniversary of the Redemption Date, and the full amount due under such promissory note shall accrue interest daily (on the basis of a 365-day year) at a rate of ten percent (10%) per annum.

(viii)                        Other Limited Redemption.  If the Company is otherwise prohibited by applicable law from redeeming all Preferred Shares to be redeemed on the Redemption Date pursuant to Article 9(vi), those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon.  Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay first, the promissory notes issued pursuant to Article 9(vii) ratably and on a pari passu basis, and second, the redemption payment which the Company did not pay on the date that such redemption payments were due.  If the Company fails to redeem any Preferred Share on its due date for redemption, as from such date until the date on which the Preferred Share is redeemed, the Company shall not declare to pay any dividend or make any distribution to holders of Ordinary Shares.

(ix)                              Unpaid Shares.  Without limiting any rights of the holders of Preferred Shares which are set forth in these Articles, or are otherwise available under law, the balance of any Preferred Shares that are subject to redemption pursuant to the terms hereof but are not so redeemed because the Company is prohibited by applicable law from redeeming such Preferred Shares or otherwise, such Preferred Shares shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to such date, until the applicable Redemption Price has been paid in full with respect to such Preferred Shares.

VARIATION OF RIGHTS OF SHARES

10.                               Subject to Article 6.A, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series, or without the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

11.                               Subject to Article 6.A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu or senior therewith.

COMMISSION ON SALE OF SHARES

12.                               Subject to the provisions of the Statute and these Articles (including but not limited to Article 6.A), the Company may (i) pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly Paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful.

NON-RECOGNITION OF TRUSTS

13.                               No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

14.                               The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

15.                               In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

16.                               Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

17.                               A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF
CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

18.                               (i)            Subject to the provisions of the Statute and these Articles (including but not limited to Article 6.A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

A                                       by Ordinary Resolution increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

B                                       by Ordinary Resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

C                                       by Ordinary Resolution divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value;

D                                       by Ordinary Resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(ii)                                  All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

(iii)                               Subject to the provisions of the Statute and these Articles (including but not limited to Article 6.A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(iv)                              Subject to the provisions of the Statute and these Articles (including but not limited to Article 6.A), the Company may by resolution of the Directors change the location of its Registered Office.

FIXING RECORD DATE

19.                               The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

20.                               If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members.  When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETING

21.                               All general meetings other than annual general meetings shall be called extraordinary general meetings.

22.                               The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the principal executive offices of the Company on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

23.                               The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than twenty percent (20%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

24.                               The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

25.                               If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them,  may themselves convene a general meeting, but any meeting so convened shall be subject to other Articles hereof, including Article 28, and shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

26.                               A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

27.                               At least ten (10) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (i) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (ii) in the case of any other general meeting, by holders of not less than the appropriate proportion of all those Shares which are in issue at the time which would be required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”).  Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Articles 23-26 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

28.                               No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The holders of at least fifty percent (50%) of the aggregate voting power of all outstanding Ordinary Shares and at least fifty percent (50%) of the aggregate voting power of all outstanding Preferred Shares (on an as-converted basis) entitled to notice of and to attend and vote at such general meeting present in person or by proxy or if a company or other non-natural person by its duly authorized representative shall be a quorum.

29.                               A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to hear each other.

30.                               An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to, unanimously, in writing or by telex, telegram, cable, facsimile or other written electronic communication. The consent may be in the form of counterparts, each counterpart being signed by one or more members.

31.                               If within thirty (30) minutes from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

32.                               The chairman of the Board shall be the then chief executive officer of the Company.  The chairman of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within thirty (30) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the members present shall elect one (1) of their number to be chairman of the meeting.

33.                               The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Otherwise it shall not be necessary to give any such notice.

34.                               At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by Statute or these Articles, such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

35.                               Except as otherwise required by law or these Articles, every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

36.                               In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

37.                               A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

38.                               No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

39.                               No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

40.                               Votes may be given either personally or by proxy.

PROXIES

41.                               The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf.  A proxy need not be a Member of the Company.

42.                               The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

43.                               The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

44.                               A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

45.                               Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

46.                               Shares of its own capital held by the Company in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

47.                               There shall be a Board with an authorized size of up to nine (9) persons, unless increased by a resolution adopted by resolution of the Board and with the consent required pursuant to Article 6.A(ii)(5).  The Board shall meet (whether in person, telephonically, or otherwise) no less than once in each fiscal quarter, unless otherwise determined by the Board, including the consent of all of the Preferred Shareholder Directors.

48.                               The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine (including the consent of all of the Preferred Shareholder Directors).  Such remuneration shall be deemed to accrue from day to day.  Subject to these Articles (including but not limited to Article 6.A), the Directors (including the consent of all of the Preferred Shareholder Directors) may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.  Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

49.                               Subject to these Articles (including but not limited to Article 6.A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

50.                               Subject to these Articles (including but not limited to Article 6.A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

51.                               A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

52.                               Subject to these Articles (including but not limited to Article 6.A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

53.                               In addition to any further restrictions set forth in these Articles (including but not limited to Article 6.A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established.  A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

54.                               A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 53 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

55.                               Any Director may by a written instrument appoint an alternate who need not be a Director and an alternate is entitled to attend meetings of the Board or of any committee in the absence of the Director who appointed him and to vote or consent in place of such Director.

POWERS AND DUTIES OF DIRECTORS

56.                               The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time by the Statute, or by these Articles, or as may be prescribed by the Company in general meeting; provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Article 6.A(ii)(5) - (9) without the prior approval therein required.  For matters described in Article 6.A(ii)(5)(a)(ii), all Directors shall cast his/her vote or abstain from voting either at the board meeting at which such matters are first proposed to be voted by the Directors or at a separate board meeting to be held no later than seven (7) days thereafter unless a different time limit has been specified (i) by other provisions of these Articles or the provisions under the Shareholders Agreement or (ii) by the Board. Without limiting the foregoing but subject to the Statute and other provisions of these Articles, the responsibilities of the Directors include but are not limited to the following:

(i)                                     to declare any dividend;

(ii)                                  to determine the method and price of any new equity financing;

(iii)                               to purchase insurance policies of the Company;

(iv)                              to appoint the officers of the Company; and

(v)                                 to determine the salaries and incentive plan of the officers of the Company.

57.                               The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

58.                               All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

59.                               The Directors shall cause minutes to be made in books provided for the purpose:

(a)                                 of all appointments of officers made by the Directors;

(b)                                 of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)                                  of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

60.                               Subject to these Articles (including but not limited to Article 6.A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

61.                               Subject to these Articles (including but not limited to Article 6.A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

62.                               Subject to these Articles (including but not limited to Article 6.A):

(a)                                 The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)                                 The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)                                  The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)                                 Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

63.                               Subject to these Articles (including but not limited to Article 6.A), the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Article 6.A of the Directors present at a meeting at which there is a quorum, with each having one (1) vote.  The Directors shall meet (whether in person, telephonically, or otherwise) no less than once in each fiscal quarter.

64.                               A Director may, and the Secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered; provided that notice is given pursuant to Article 93 – 97; provided further that short notice may be given on behalf of all of the Directors before, or at the meeting by the vote or consent of all the Directors.

65.                               The quorum necessary for the transaction of the business of the Directors is five (5) of the then elected or appointed Directors, including all of the Preferred Shareholder Directors; provided always that if there shall at any time be only a sole Director the quorum shall be one (1).  If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the Board meeting has been duly delivered to all Directors in accordance with Article 64, and the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of the Preferred Shareholder Directors, the meeting shall be adjourned to the third following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors one day prior to the adjourned meeting pursuant to Article 93 – 97 and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting solely because of the absence of the Preferred Shareholder Directors, then any five or more directors present shall be a quorum.  Any resolution of the Board shall be passed with no less than a majority affirmative votes of directors present at the Board meeting. In the case of an equality of votes at a Board meeting, the Ordinary Director who is the chief executive officer of the Company shall have an additional casting vote.  For the purposes of this Article a proxy appointed by a Director shall only be counted in a quorum at a meeting at which the Director appointing him is not present.

66.                               Subject to Article 65, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

67.                               The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

68.                               Subject to these Articles (including but not limited to Article 6.A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Article 6.A. A committee may meet and adjourn as it thinks proper.  Questions arising at any committee meeting shall be determined by a majority of votes of the members present.

68A.                      The Board shall establish and maintain (i) a Compensation Committee consisting of at least two Preferred Shareholder Directors and two Independent Directors (the “Compensation Committee”); and (ii) an Audit Committee  consisting of at least two Preferred Shareholder Directors and two Independent Directors (the “Audit Committee”).  The Compensation Committee shall propose the terms of the Company’s equity incentive plans (including the ESOP), and all grants of awards thereunder, to the Board for approval and adoption by the Board and the Members and shall have the power and authority to (a) administer the Company’s equity incentive plans (including the ESOP) and to grant options thereunder, and (b) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it.  The Audit Committee shall select the auditors of the Company and other Group Companies and approve the scope of the annual audit of the Company and other Group Companies, and shall have such other powers and authorities as the Board shall delegate to it.

69.                               The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

70.                               A resolution in writing (in one or more counterparts), signed by all the Directors shall be as valid and effectual as if it had been passed at a duly convened meeting of the Directors.

71.                               A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Article 41 – 44 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

72.                               The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Article 73 or 74, as applicable.

APPOINTMENT AND REMOVAL OF DIRECTORS

73.                               (a)           The Management Holdcos Majority (voting as a separate class) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time three (3) directors on the Board (the “Ordinary Directors”).  One (1) of the Ordinary Directors shall be the then chief executive officer of the Company who shall have a casting vote in the case of an equality of votes or deadlock for whatever reason at a Board meeting. The holders of a majority of the voting power of outstanding Series A Preferred Shares (voting together as a separate class) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “Series A Director”). The holders of a majority of the voting power of outstanding Series B Preferred Shares (voting together as a separate class) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “Series B Director”). GS (or the Preferred Series C Majority in the event that GS Transfers all or any portion of the Shares held by GS in the Company, except for Transfers by GS to its Permitted Transferees) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) director on the Board (the “Series C Director”). The remaining three (3) directors shall be independent directors elected by a majority of the Board (including affirmative votes of the then chief executive officer of the Company and all of the Preferred Shareholder Directors); and

(b)           Subject to Article 6.A(ii)(5)(a), any class or series of shares entitled to designate any individual to be elected as a Director of the Board pursuant to this Article 73 shall have the right to remove any director occupying such position and to fill any vacancy caused by the resignation, death or renewal of any director occupying such position by submitting a written notice to the Board identifying the designated director.

74.                               Any vacancy on the Board occurring because of the death, resignation or removal of a Director designated by the holders of any class or series of shares shall be filled by the vote or written consent of the holders of a majority of the shares of such class or series of shares.  Nomination of the chief executive officer shall be jointly made by the holders of a majority in voting power of outstanding Shares (voting together as a single class on as-converted basis).

PRESUMPTION OF ASSENT

75.                               A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

76.                               The Company may, if the Directors so determine, have a Seal which shall, subject to this Article, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

77.                               The Company may have a president, a secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

78.                               Subject to the Statute and the provisions of these Articles (including but not limited to Article 6.A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

79.                               Subject to the Statute and the provisions of these Articles (including but not limited to Article 6.A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

80.                               No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

81.                               Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

82.                               The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

83.                               Subject to these Articles (including but not limited to Article 6.A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

84.                               Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct.  Every such check or warrant shall be made payable to the order of the person to whom it is sent.  Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

85.                               No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

86.                               Subject to these Articles (including but not limited to Article 6.A), upon the recommendation of the Board, the Members may by Ordinary Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned).  Subject to these Articles (including but not limited to Article 6.A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

87.                               The Directors shall cause proper books of account to be kept with respect to:

(a)                                 All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)                                 All sales and purchases of goods by the Company; and

(c)                                  The assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

88.                               Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

89.                               The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

90.                               Subject to these Articles (including but not limited to Article 6.A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

91.                               Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

92.                               Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

93.                               Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day international courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members.

94.                               (a)           Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.

(b)                                 Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

95.                               A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

96.                               A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Article 94 and 95, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

97.                               Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)                                 every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)                                 every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

98.                               If the Company shall be wound up, any liquidator must be approved by a Special Resolution.

99.                               If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Article 6.A(ii)(2); provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY & INSURANCE

100.                        (a)           To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

(b)                                 To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

(c)                                  Upon the request of the Preferred Shareholder Majority, the Company shall as promptly as practicable, purchase and maintain directors’ and officers’ insurance from a carrier and in an amount as shall be agreed by the Preferred Shareholder Majority, provided that such insurance coverage is available at commercially reasonable rates as determined by the Preferred Shareholder Majority, in relation to any person who is or was a director or an officer of the Company, or who at the request of the Company is or was serving as a director or an officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under this Article 100.

FINANCIAL YEAR

101.                        Unless a majority of the Board agrees otherwise (which majority must include the all of Preferred Shareholder Directors), the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

102.                        If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the holders of a majority of the then outstanding Preferred Shares (voting together as a separate class on an as-converted basis), have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

[The remainder of this page has been left intentionally blank.]